Exhibit (c)(iv)

1 DRAFT -- CONFIDENTIAL May 1, 2019 Project Midnight Presentation prepared for the Board of Directors

2 DRAFT -- CONFIDENTIAL Disclaimer 2 • Mirus Capital Advisors (“Mirus”) has relied upon and assumed the accuracy and completeness of all information that was public ly available or provided to us by the Company, and has not independently verified such information. • Mirus has not conducted any valuation or appraisal of any assets or liabilities. • We have assumed that financial analyses and forecasts have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations of the Company. • We are not legal, regulatory or tax experts and have relied on the assessments made by the Company and its advisors with resp ect to such issues. • Our opinion is based on economic, market and other conditions as in effect on, and the information made available to us as of , t he date of this Presentation. • We have not acted as financial advisor to the Company with respect to the proposed Transaction, and we will not receive any compensation that is contingent upon the successful completion of the Transaction. Mirus has provided advisory services to t he Special Committee related to our opinion work, including a review and analysis of precedent transactions, advice with respect to the cash - out value for fractional shares resulting from the reverse stock split and a draft of the summary of our analysis. The Company has agreed to indemnify us for certain liabilities arising out of our engagement, including liabilities arising under th e Federal securities laws. • This Presentation is not intended to represent an opinion, but rather to serve as discussion materials for the Board to revie w a nd as a basis upon which Mirus may render its opinion. This Presentation does not address the underlying business decision by th e Company to pursue, consider or approve a transaction involving the Company, and this Presentation does not constitute a recommendation to the Company, the Board, or any other person or entity as to any specific action that should be taken (or omitted to be taken) in connection with a transaction involving the Company or as to any strategic or financial alternatives to a proposed transaction or the timing thereof.

3 DRAFT -- CONFIDENTIAL Diligence Process 3 In conducting our analyses, we have reviewed and analyzed, among other things, the following: • The financial terms and conditions of the Transaction, including the description thereof contained in the draft proxy stateme nt provided to us on April 29, 2019; • Certain publicly available business and financial information relating to the Company that we deemed to be relevant, includin g t he annual reports on Form 10 - K filed by the Company for the years ended September 30, 2016, 2017, and 2018 and the quarterly reports on Form 10 - Q for the three month periods ending December 31, 2017, March 31, 2018, June 30, 2018 and December 31, 2018; • Certain non - public historical financial statements and other non - public historical financial and operating data relating to the Company prepared and furnished to us by the management of the Company; • Certain non - public projected financial and operating data relating to the Company prepared and furnished to us by the management of the Company; and • The reported prices and the historical trading activity of the Company’s Common Stock. In addition, we held discussions with management with regard to the Company’s historical performance, current position and pr osp ects, including the their views on the risk and uncertainties of achieving projections.

4 DRAFT -- CONFIDENTIAL Disclosure 4 • Other than the March 22, 2019 engagement letter, there are no existing material relationships involving the payment or receip t of compensation between Mirus and any party to the Transaction during the last two years. Mirus may provide financial or othe r services to the Company in the future and in connection with any such services Mirus may receive compensation. • Mirus has not independently verified any information that formed a substantial basis for the Opinion. • The Opinion was approved and authorized for issuance by Mirus’s Fairness Opinion Committee. • We express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of an y party to the proposed Transaction, or any class of such persons, relative to the Consideration to be received by the Stockhol der s or with respect to the fairness of any such compensation.

5 DRAFT -- CONFIDENTIAL Agenda 5 • Transaction and Engagement Overview • Dawn Financial Overview • Valuation Analysis

6 DRAFT -- CONFIDENTIAL Transaction and Engagement Overview 6

7 DRAFT -- CONFIDENTIAL Transaction and Engagement Overview 7 • The Board of Directors of Dawn (the “Company”, or “Dawn”) is considering executing a 1 - for - 8,000 reverse stock split of the Company’s common stock, which would then be immediately followed by an 8,000 - for - 1 stock split thereof (the “Transaction”). • The Company does not intend to issue any fractional shares in the Transaction. Rather, instead of being issued fractional shares, each Stockholder owning less than 8,000 shares of Common Stock before the Transaction (but not those holding 8,000 or more) would receive from the Company a cash payment for each share of Common Stock held by such stockholder as of immediately prior to the effectiveness of the Transaction. The Company is considering a cash payment in the amount of $1.15 per share. • Dawn is considering the Transaction due in part to the significant costs associated with being a reporting company. • The Transaction is intended to reduce the number of Stockholders to fewer than 300, which, subject to additional documentation and procedures, would make the Company eligible to file a Form 15 with the SEC and terminate its registration obligations under the Exchange Act. • Mirus has been engaged to provide an opinion (the “Opinion”) to the Board of Directors as to whether, as of the date of the Opinion, the cash consideration to be paid to those stockholders receiving the cash consideration is fair, from a financial point of view, to the unaffiliated stockholders.

8 DRAFT -- CONFIDENTIAL Dawn Financial Overview 8

9 DRAFT -- CONFIDENTIAL Historical Income Statements 9 Source: Company filings. 1) Net income (loss) as reported in company filings. 2) Includes the 83% of Xcede depreciation and amortization not attributable to non controlling interest 3) EBITDA calculated as Gross Profit less Sales and marketing, Research and development, and General and administrative expenses , l ess Net income attributable to non controlling interest, plus Depreciation and amortization. 4) Source: Company documents. Excludes Depreciation and amortization expense from Xcede, which is incorporated into “Depreciatio n a nd amortization” per footnote 2. 5) Adjusted EBITDA calculated as EBITDA less the Xcede loss attributable to Dawn (83% consolidation, net of portion attributable to non controlling interest). Fiscal YE Sep 30, TTM Dec 31, $'000s 2017 2018 2018 Net revenue 37,284 40,681 41,520 Cost of revenue 23,386 25,445 26,167 Gross profit 13,898 15,236 15,353 Gross margin 37% 37% 37% Sales and marketing 1,152 1,336 1,455 Research and development 903 823 692 General and administrative 12,365 12,733 12,818 (Gain) loss on sale of assets 60 - - Impairment of long-lived assets - 182 182 Total operating expenses 14,480 15,074 15,147 Income (loss) from operations (582) 162 206 Interest expense, net 212 180 179 Income (loss) before taxes (794) (18) 27 Income tax (benefit) (2,741) (1,608) (2,333) Net income (loss) 1,947 1,590 2,360 Less: Net income (loss) attributable to noncontrolling interest (246) (170) (104) Net income (loss) attributable to common stockholders 1 2,193 1,760 2,464 Depreciation and amortization 2 1,238 1,257 1,296 EBITDA 3 962 1,771 1,788 Xcede Loss Attributable to Dawn 4 (1,212) (839) (509) Adjusted EBITDA 5 2,174 2,610 2,297

10 DRAFT -- CONFIDENTIAL Key Financial Metrics 10 Source: Company filings and documents. 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 Fiscal YE 2013 Fiscal YE 2014 Fiscal YE 2015 Fiscal YE 2016 Fiscal YE 2017 Fiscal YE 2018 ($’000s) Radiation Monitoring Devices Hilger Dynasil Fused Silica Evaporated Metal Films Optometrics RMD Optics Revenue by Division EBITDA and EBITDA Margin 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% - 600 1,200 1,800 2,400 3,000 Fiscal YE 2017 Fiscal YE 2018 TTM Dec 2018 ($'000s) Adjusted EBITDA (Excludes Xcede Loss Attributable to Dawn) EBITDA Adjusted EBITDA Margin

11 DRAFT -- CONFIDENTIAL Sep 30, Dec 31, $'000s 2017 2018 2018 Assets Cash and equivalents 2,415 2,327 1,165 Accounts receivable, net of allowances 3,407 4,069 3,471 Unbilled receivables 1,317 1,214 1,245 Contract assets - 1 21 Inventories, net of reserves 4,326 4,106 4,492 Prepaid expenses and other current assets 973 664 801 Total Current Assets 12,438 12,381 11,195 Gross property, plant & equipment 16,993 19,127 19,256 Accumulated depreciation (9,961) (11,029) (11,300) Net property, plant & equipment 7,032 8,098 7,956 Intangible assets 987 755 718 Deferred tax asset 2,642 4,333 4,394 Goodwill 5,940 5,900 5,864 Long-term contract assets - 7 4 Security deposits 58 58 53 Total other assets 9,627 11,053 11,033 Total Assets 29,097 31,532 30,184 Historical Balance Sheets – As Reported 11 Source: Company filings and documents. Sep 30, Dec 31, $'000s 2017 2018 2018 Liabilities Equipment line of credit - - 240 Current portion of long-term debt 2,007 1,246 1,253 Capital lease obligations, current portion 91 40 34 Convertible notes - - - Accounts payable 2,380 2,355 1,669 Contract liabilities 129 253 157 Accrued expenses and other liabilities 2,667 2,803 2,322 Total current liabilities 7,274 6,697 5,675 Long-term debt, net of current portion 1,045 2,075 1,898 Capital lease obligations, net of current portion 81 52 44 Deferred tax liability, net 234 205 199 Other long-term liabilities 38 175 178 Total long-term liabilities 1,398 2,507 2,319 Total liabilities 8,672 9,204 7,994 Common stock 9 9 9 Additional paid In capital 21,406 21,865 21,946 Accumulated OCI (loss) (539) (700) (841) Retained Earnings (919) 841 770 Treasury stock (986) (986) (986) Noncontrolling interest 1,454 1,299 1,292 Total equity 20,425 22,328 22,190 Total Liabilities And Equity 29,097 31,532 30,184

12 DRAFT -- CONFIDENTIAL Name Stock Held % of Common Outstanding % Post Transaction Sulick, Peter (Chairman, President & CEO) 3,821,660 21.8% 23.7% Dunham, Craig T. (Independent Director) 2,057,172 11.7% 12.8% Kronfeld, David (Independent Director) 312,465 1.8% 1.9% Leonard, Thomas C. (Independent Director) 219,070 1.2% 1.4% Fox, Lawrence J. (Independent Director) 182,950 1.0% 1.1% Hagan III, William K. (Lead Director) 183,771 1.0% 1.1% Levine, Alan B. (Independent Director) 150,938 0.9% 0.9% Shah, Kanai (Management) 120,389 0.7% 0.7% Bishop, Gary (Management) 47,653 0.3% 0.2% Schulz, Paul (Management) 31,434 0.2% 0.2% Bowdring Jr., Robert Joseph (CFO) 67,558 0.4% 0.4% Parikh, Nimal (Management) 20,000 0.1% 0.1% Total Insider Holdings 7,215,060 41.1% 44.8% Entine Trust 1,396,325 8.0% 8.7% Christensen, Jon (Target 3 Fund) 811,223 4.6% 5.0% All Other Holdings 8,118,692 46.3% 41.4% Total Other Holdings 10,326,240 58.9% 55.2% Total 17,541,300 100.0% 16,093,247 Insider Holdings Other Holdings Summary of Stockholders 12 Source: Company stockholder report as of April 17 , 2019 . Does not include Treasury stock or stock option grant to Lawrence Fox for 95,602 shares, with a January 31, 2020 expiry and e xer cise price of $1.80. % Post Transaction Ownership assumes 1 - for - 8,000 reverse stock split, followed by a reciprocal 8,000 - for - 1 stock split. Stockholder Breakdown As of April 17, 2019 and pro forma for the Transaction 21.8% 11.7% 7.6% 8.0% 4.6% 46.3% Sulick, Peter (Chairman, President & CEO) Dunham, Craig T. (Independent Director) Other Insiders Entine Trust Christensen, Jon (Target 3 Fund) Other

13 DRAFT -- CONFIDENTIAL Valuation Analysis 13

14 DRAFT -- CONFIDENTIAL Valuation Methods Considered 14 • Mirus’s analyses are based upon a review of the Company’s public filings, historical financial data, and other qualitative and quanti ta tive factors. Mirus utilized several valuation methods – described below – to determine a range of values to analyze the value of Daw n. • Mirus did not form a conclusion solely based on any individual analysis to support an opinion as to the fairness, from a fina nci al point of view, of the Transaction to the unaffiliated stockholders. Mirus did not apply any particular weight on any individual analys is, but instead formed a conclusion based upon all analyses taken as a whole. Accordingly, the analyses must be considered as a whole. Valuation methods considered: • Historical Valuation Approach: Mirus reviewed Dawn’s historical common stock trading prices and volumes, and historical Enterprise Value/Revenue, Enterprise Value/EBITDA, and Price/Book Value multiples. • Public Companies Approach: Mirus reviewed select public companies and their implied valuation multiples. • Transactions Approach: Mirus reviewed select merger and acquisition transactions and their implied valuation multiples. • Premia Paid Approach: Mirus reviewed the implied premia paid in recent M&A transactions and reverse stock split transactions. • Discounted Cash Flow Approach: Mirus conducted a DCF analysis utilizing the forecast developed by management. • Buyout Approach: Mirus conducted a buyout analysis utilizing the forecast developed by management, assuming modest incremental leverage and adjustments for estimated costs incurred as a public company and estimated transaction costs. • Liquidation Approach: a liquidation approach was considered but ultimately not used as the book value of the Company’s assets do not necessarily reflect the value of its anticipated future cash flows . Additionally, no recent appraisals were conducted on the Company’s material assets, and fair market value may vary significantly from book value.

15 DRAFT -- CONFIDENTIAL Price Range Estimated Volume (K) 1 % of Total < $0.85 327 5% > $0.85 - $1.00 2,017 33% > $1.00 - $1.15 1,113 18% > $1.15 - $1.30 455 7% > $1.30 - $1.45 2,078 34% > $1.45 182 3% Total 6,171 100% April 26, 2018 - April 26, 201952-Week Volume Weighted Average Price = $1.14 April 26, 2019 Close Price = $1.09 0.00 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 1.80 2.00 - 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 Apr 2018 Jul 2018 Sep 2018 Nov 2018 Jan 2019 Apr 2019 ($) (Shares) Dawn Share Volume (LHS) Dawn Closing Share Price (RHS) Listing/Trading Related Results Announcements/Corporate Communications Insider Trades 15 Historical Valuation: LTM Price and Volumes Source: Capital IQ. 1) Volume bucketed by daily VWAP. 2) January 11, 2019, Daw n announces receipt of notice from Nasdaq regarding share price closing below $1.00 for 30 consecutive business days. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided an initial compliance period of 180 calendar days from the date of the notice (July 8 , 2 019) to regain compliance by having the closing bid price exceed $1.00 per share for a minimum of 10 consecutive business days prior to July 8, 2019. Intra - day 52 - Week Low $0.72 52 - Week High $1.60 Trailing 52 weeks as of April 26, 2019 Close Sep 30, 2018 $1.29 Dec 31, 2018 $0.89 Apr 26, 2019 $1.09 Low $0.76 High $1.53 2

16 DRAFT -- CONFIDENTIAL 0.50 0.70 0.90 1.10 1.30 1.50 0.60 0.80 1.00 1.20 1.40 1.60 Apr 2017 Aug 2017 Nov 2017 Feb 2018 Jun 2018 Sep 2018 Dec 2018 Apr 2019 (x) ($) Closing Stock Price (LHS) Price/Book Value (RHS) 16 Historical Valuation: Price and Price/Book Ratio Source: Capital IQ and company filings and documents. Price/Book Value calculated as each day’s Market Capitalization based o n t he closing price divided by the most recently preceding quarter end’s Book Value of Equity, not accounting for delay in financial reporting. For example, October 5, 2018 Book Value is as of filings for September 30, 2018 (FY 2018 10 - K filed on December 21, 2018). Trailing 2 years as of April 26, 2019 P/B Oct 1, 2017 1.0x Oct 1, 2018 1.0x Jan 1 , 2019 0.7x Apr 26, 2019 0.9x Low 0.6x Median 1.0x High 1.3x

17 DRAFT -- CONFIDENTIAL 17 Historical Valuation: Enterprise Value Multiples Source: Capital IQ, company filings and documents. 1) Enterprise Value (EV) calculated as Market Capitalization plus Net Debt, less consolidated Xcede debt ($500k as of December 31, 2018). For each data point, Ma rke t Capitalization calculated daily, and the Debt values are based on each day’s most recent public financial filings, not taking into account d ela y in financial reporting. For example, October 5, 2018 EV is calculated as that day’s Market Capitalization, plus Net Debt less Xcede debt as of September 30, 2018 (FY 2018 10 - K filed on De cember 21, 2018). 2) Adjusted EBITDA calculated in accordance with methodology on page 9. For each data point, Adjusted TTM EBITDA is based eac h d ay’s most recent four quarters of public financial filings., not accounting for delay in filings (see footnote 1). For example, April 26, 2019 Adjusted TTM EBITDA is calculated as FY2018 + 1Q2019 – 1Q2018. Quarterly “Xcede Loss Attributable to Dawn” was estimated using a proration of the annual numbers. For example for data point April 1, 2018, the “Xcede Loss Attrib uta ble to Dawn” was calculated with the weightings (½ x Fiscal 2018 plus ½ x Fiscal 2017) . Trailing 2 years as of April 26, 2019 0.0 4.0 8.0 12.0 16.0 20.0 0.0 0.2 0.4 0.6 0.8 1.0 Apr 2017 Aug 2017 Nov 2017 Feb 2018 Jun 2018 Sep 2018 Dec 2018 Apr 2019 (x) (x) EV/TTM Revenue (LHS) EV/Adj TTM EBITDA (RHS) EV/Rev EV/Adj. EBITDA Oct 1, 2017 0.6x 10.1x Oct 1, 2018 0.6x 8.7x Jan 1 , 2019 0.4x 6.8x Apr 26, 2019 0.5x 9.1x Low 0.3x 4.9x Median 0.6x 9.5x High 0.7x 15.5x

18 DRAFT -- CONFIDENTIAL Historical Valuation Multiples Apr 26, 2019 Low 1st Quartile Median Mean 3rd Quartile High Dawn EV/Adj TTM EBITDA 9.1x 4.9x 7.0x 9.5x 9.6x 11.8x 15.5x Dawn EV/TTM Revenue 0.5x 0.3x 0.5x 0.6x 0.6x 0.6x 0.7x Dawn Price/Book Value 0.9x 0.6x 0.9x 1.0x 1.0x 1.1x 1.3x Low 1st Quartile VWAP 3rd Quartile High 52-Week Stock History $0.72 $1.02 $1.14 $1.35 $1.60 6-Month Stock History $0.72 $0.96 $0.97 $1.08 $1.22 3-Month Stock History $0.91 $1.00 $1.05 $1.09 $1.22 1-Month Stock History $1.00 $1.09 $1.11 $1.16 $1.22 1-Week Stock History $1.07 $1.09 $1.10 $1.11 $1.17 Historical Valuation: Summary 18 Note: Historical valuation statistics based on data over past 2 years. EV and Adjusted EBITDA calculated in accordance with m eth odology on pages 17 and 9 . Price/Book calculated in accordance with methodology on page 16. Stock history highs and lows based on intraday prices, quartiles based on closing prices. VWAP calculated as average of each day’s VW AP over the respective period, weighted by each day’s trading volume.

19 DRAFT -- CONFIDENTIAL Selected Comparable Publicly Traded Companies 19 Source: Capital IQ. Market Capitalization as of April 26, 2019. Public Comp EBITDA as of each company’s four most recent quarters. Dawn shown for re ference, but not included in calculation of descriptive statistics for the comp set. Dawn EBITDA calculated in accordance with methodology on page 9. Dawn EV calculated in accordance with methodology on page 17. Company Market Capitalization ($MM) Enterprise Value ($MM) EBITDA ($MM) EBITDA Margin EV / EBITDA Dawn 19.0 20.8 2.3 6% 9.1x Amphenol Corporation (NYSE:APH) 29,787.6 32,588.2 2,028.6 24% 16.1x Applied Optoelectronics, Inc. (NasdaqGM:AAOI) 250.2 283.1 18.9 7% 15.0x AVX Corporation (NYSE:AVX) 2,790.3 1,977.1 406.5 23% 4.9x Belden Inc. (NYSE:BDC) 2,169.7 3,212.7 463.1 18% 6.9x Coherent, Inc. (NasdaqGS:COHR) 3,750.7 3,890.8 452.3 25% 8.6x Corning Incorporated (NYSE:GLW) 26,422.6 32,459.6 2,886.0 26% 11.2x FLIR Systems, Inc. (NasdaqGS:FLIR) 6,988.2 7,473.1 422.1 24% 17.7x II-VI Incorporated (NasdaqGS:IIVI) 2,480.6 2,755.7 249.6 20% 11.0x Intermolecular, Inc. (NasdaqGS:IMI) 53.7 23.3 0.8 2% 30.3x LightPath Technologies, Inc. (NasdaqCM:LPTH) 38.5 41.8 3.4 10% 12.2x Luna Innovations Incorporated (NasdaqCM:LUNA) 123.5 81.7 2.7 6% 30.3x Materion Corporation (NYSE:MTRN) 1,170.7 1,118.1 59.3 5% 18.8x Mistras Group, Inc. (NYSE:MG) 386.2 664.4 59.3 8% 11.2x OSI Systems, Inc. (NasdaqGS:OSIS) 1,602.8 1,911.1 148.8 13% 12.8x Perceptron, Inc. (NasdaqGM:PRCP) 70.7 62.7 7.5 9% 8.4x Raytheon Company (NYSE:RTN) 49,657.5 53,704.5 3,936.0 14% 13.6x Rogers Corporation (NYSE:ROG) 3,089.9 3,155.7 164.4 19% 19.2x The LGL Group, Inc. (AMEX:LGL) 34.5 15.2 1.9 8% 7.9x Veeco Instruments Inc. (NasdaqGS:VECO) 596.1 623.0 20.9 4% 29.9x Vishay Intertechnology, Inc. (NYSE:VSH) 2,811.3 2,543.8 631.6 21% 4.0x Low 4.0x 1st Quartile 8.5x Median 12.5x Mean 14.5x 3rd Quartile 18.0x High 30.3x

20 DRAFT -- CONFIDENTIAL Public Company Multiples Low 1st Quartile Median Mean 3rd Quartile High EV/TTM EBITDA 1 4.0x 8.5x 12.5x 14.5x 18.0x 30.3x Implied Dawn Price per Share $0.42 $1.02 $1.54 $1.80 $2.25 $3.87 Selected Comparable Publicly Traded Companies: Implied Valuation 20 Sample Calculation Value A = Median EV/TTM EBITDA of Public Comp Set (as of Apr 26, 2019) 12.5x B = Dawn’s Adjusted TTM EBITDA 2 $2.3 MM C = A x B = Dawn’s Implied Enterprise Value (as of Apr 26, 2019) $28.7MM D = Dawn’s Cash Balance (as of Dec 31, 2018) $1.2MM E = Dawn’s Debt Balance (as of Dec 31, 2018, excluding $500k consolidated Xcede note) $3.0MM F = C + D – E Dawn’s Implied Equity Value (as of Apr 26, 2019) $26.9MM G = Dawn’s Common Equity Shares Outstanding (as of Apr 17, 2019) 17.5MM H = F ÷ G Dawn’s Implied Price per Share (as of April 26, 2019) $1.54 Source: Capital IQ, Company filings and documents. Excludes transaction costs. 1) Public Company Multiples calculated on page 19. 2) Calculated in accordance with methodology on page 9.

21 DRAFT -- CONFIDENTIAL Transaction Multiples Low 1st Quartile Median Mean 3rd Quartile High EV/TTM EBITDA 5.8x 11.3x 14.1x 15.5x 20.1x 26.4x Implied Dawn Price per Share 2 $0.66 $1.37 $1.74 $1.92 $2.52 $3.36 Selected Comparable Transactions and Implied Valuation 21 Source: Capital IQ, Company filings and documents. 1) Target’s EBITDA for the four most recent quarters before the transaction was announced. 2) Calculated in accordance with methodology on page 20. Excludes transaction costs. Target Acquirer Announcement Date Status Percent Sought Transaction Value ($MM) Implied Enterprise Value ($MM) EBITDA ($MM) 1 EV / EBITDA CoAdna Holdings, Inc. II-VI Incorporated 3/26/2018 Closed 100.0% 44.9 44.9 1.7 26.4x Anaren, Inc. TTM Technologies, Inc. 12/4/2017 Closed 100.0% 940.7 940.7 43.4 21.7x ISP Optics Corp. LightPath Technologies, Inc. 8/8/2016 Closed 100.0% 18.0 18.0 3.1 5.8x Rofin-Sinar Technologies Inc. Coherent, Inc. 3/16/2016 Closed 100.0% 782.5 782.5 73.3 10.7x API Technologies Corp. J.F. Lehman & Company, Inc. 2/29/2016 Closed 100.0% 306.7 306.7 20.2 15.2x Newport Corp. MKS Instruments, Inc. 2/23/2016 Closed 100.0% 1,003.4 1,003.4 77.2 13.0x Low 5.8x 1st Quartile 11.3x Median 14.1x Mean 15.5x 3rd Quartile 20.1x High 26.4x

22 DRAFT -- CONFIDENTIAL Premia Paid Statistics Low 1st Quartile Median Mean 3rd Quartile High 1-Day Prior (12%) 17% 34% 43% 56% 251% 1-Week Prior (18%) 18% 34% 43% 56% 251% 30-Days Prior (17%) 19% 34% 44% 60% 198% Implied Dawn Price per Share Dawn Low 1st Quartile Median Mean 3rd Quartile High 1-Day Prior (vs. Apr 26, 2019) $1.09 $0.96 $1.28 $1.46 $1.56 $1.70 $3.83 1-Week Prior (vs. Apr 18, 2019) $1.09 $0.89 $1.29 $1.46 $1.56 $1.70 $3.83 30-Days Prior (vs. Mar 26, 2019) $1.02 $0.85 $1.21 $1.36 $1.47 $1.63 $3.04 Premia Paid: Statistics and Implied Valuation 22 Mirus reviewed 257 merger and acquisition and going dark reverse stock split transactions closed between January 1, 2016 and April 26, 2019 with transaction value less than $250 million • Excludes M&A transactions in which less than 90% of the business was acquired • Excludes outliers with target stock premiums above 300% or below - 20% Source: Capital IQ. Excludes transaction costs. Sample Calculation Value A = Median Premia Paid in M&A and Going Dark Reverse Stock Split Transactions Relative to Price on Day Prior to Announcement (257 transactions from Jan 1, 2016 – Apr 26, 2019) 33% B = Dawn’s Prior Day Stock Price per Share (as of April 26, 2019) $1.09 C = (1 + A) x B = Dawn’s Implied Price per Share in a Transaction (as of April 29, 2019) $1.46

23 DRAFT -- CONFIDENTIAL Implied Dawn Price per Share Terminal EV/EBITDA Multiple WACC 8.0x 9.0x 10.0x 11.0x Low High 12.0% $0.80 $0.90 $1.00 $1.10 $0.75 $1.10 13.0% $0.78 $0.87 $0.97 $1.06 14.0% $0.75 $0.84 $0.94 $1.03 Management Forecast Fiscal Year Ended September 30, $ Millions 2020 2021 2022 2023 Revenue 43.2 43.8 44.7 45.6 Gross Profit 17.2 17.4 17.7 18.1 EBITDA 2.5 2.5 2.5 2.5 Discounted Cash Flow: Forecast and Implied Valuations 23 • Mirus conducted a DCF analysis utilizing the forecast developed by management • A range of WACCs were considered, based on the estimated cost of capital for Dawn • A range of terminal EBITDA multiples were considered, based on Dawn’s historic trading multiples Source: Management forecast. Excludes transaction costs.

24 DRAFT -- CONFIDENTIAL Implied Dawn Price per Share 3 Terminal EV/EBITDA Multiple Equity IRR 8.0x 9.0x 10.0x 11.0x Low High 16.0% $1.02 $1.13 $1.24 $1.35 $0.97 $1.35 17.0% $0.99 $1.10 $1.21 $1.31 18.0% $0.97 $1.07 $1.17 $1.27 Buyout: Forecast and Implied Valuations 24 • Mirus conducted a Buyout analysis utilizing the forecast developed by management including an adjustment for estimated public company costs and an estimate of transaction costs • A range of Equity IRRs were considered, based on an increase in leverage to 1.5x Adjusted FY2020 EBITDA • A range of terminal EBITDA multiples were considered, based on Dawn’s historic trading multiples Source: Management forecast. 1) Before transaction costs. Calculated in accordance with methodology on page 9. 2) Cost savings estimated by management, including legal and audit costs related to public filings. Savings lower in FY 2020 giv en continuation of certain contractual obligations. 3) Includes estimated transaction costs. Management Forecast Fiscal Year Ended September 30, $ Millions 2020 2021 2022 2023 Revenue 43.2 43.8 44.7 45.6 Gross Profit 17.2 17.4 17.7 18.1 Unadjusted EBITDA 1 2.5 2.5 2.5 2.5 Plus: Public Company Costs 2 0.7 0.9 0.9 0.9 Adjusted EBITDA 1 3.2 3.4 3.4 3.5

25 DRAFT -- CONFIDENTIAL Summary Range of Price Per Share 25 $1.15 Low 3 rd Quartile 1 st Quartile High Legend:

26 DRAFT -- CONFIDENTIAL Low 1st Quartile Median 1 3rd Quartile High 52-Week Trading Range $0.72 $1.02 $1.14 $1.35 $1.60 6-Month Trading Range $0.72 $0.96 $0.97 $1.08 $1.22 3-Month Trading Range $0.91 $1.00 $1.05 $1.09 $1.22 1-Month Trading Range $1.00 $1.09 $1.11 $1.16 $1.22 1-Week Trading Range $1.07 $1.09 $1.10 $1.11 $1.17 Public Comps EV/Adj TTM EBITDA $0.42 $1.02 $1.54 $2.25 $3.87 Transaction Comps EV/Adj TTM EBITDA $0.66 $1.37 $1.74 $2.52 $3.36 Premia Paid 1-Day Prior $0.96 $1.28 $1.46 $1.70 $3.83 Premia Paid 1-Week Prior $0.89 $1.29 $1.46 $1.70 $3.83 Premia Paid 30-Days Prior $0.85 $1.21 $1.36 $1.63 $3.04 Discounted Cash Flows $0.75 $1.10 Buyout $0.97 $1.35 Summary Range of Price Per Share 26 1) For Trading Range data points, median represents VWAP, calculated as average of each day’s VWAP over the respective period , w eighted by trading volume. • Cash - out price proposed by Special Committee of $1.15 per share • Implied EV/Adj TTM EBITDA 9.6x • Implied Premium vs. 1 - Day Prior ($1.09 on Apr 26, 2019): +6% • Implied Premium vs. 1 - Week Prior ($1.09 on Apr 18, 2019): +6% • Implied Premium vs. 30 - Days Prior ($1.02 on Mar 26, 2019): +13%